Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Fourth Quarter and Full Year Fiscal 2020 Financial Results

December 9, 2020

EXTON, Pa.--(BUSINESS WIRE)--Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the fourth quarter and full year fiscal 2020, ended September 30, 2020.

For the fourth quarter of fiscal 2020, the Company reported net sales of $6.3 million, an increase of 31% from $4.8 million in the fourth quarter a year ago. The Company reported fourth quarter net income of $1.2 million, or $0.07 per share, compared to $1.0 million, or $0.06 per share, in the fourth quarter of fiscal 2019. Total sales for the fiscal year ended September 30, 2020, were $21.6 million, an increase of 23% from $17.6 million for full year 2019. The Company reported fiscal 2020 net income of $3.3 million, or $0.19 per share, an increase over $1.9 million, or $0.11 per share, for fiscal 2019.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “I am pleased to report our second consecutive year of growth in revenues, earnings and cash flow, and the Company’s best annual operating profit in 10 years. We’ve achieved these results while remaining committed to implementing precautions against COVID-19 that seek to ensure the safety of our employees, suppliers and customers. As a result of this steady progress, as well as our confidence in our continued success, in September we declared a special, $0.65 per share dividend as a means to provide tangible returns to our shareholders. We remain in excellent financial condition with significant liquidity and no debt.”

“Among the many achievements driving our success was an OEM supply contract signed with Textron for our ThrustSense® Autothrottle with LifeGuard™ protection, which will now come as standard equipment on all of Textron’s new King Air 360 and King Air 260 turboprops. In addition, by working with Textron, we will be able to better pursue the significant retrofit opportunities represented by the approximately 5,000 King Air’s currently in service. And, in September, we announced that the FAA had certified our Synthetic Vision (SVS) installation and Autothrottle Upgrade for the Eclipse Jet, which marks our first upgrade offered directly to Eclipse owners. We already are shipping orders. Our strategy to concentrate our focus on technological innovation with substantial growth opportunities, continues to yield rewarding results. As a result, we are building a foundation of long-term OEM contracts that we believe will provide an underlying base of recurring production orders. Our goal remains to leverage our innovative cost-for-performance to serve the growing needs of the commercial air transport, military and business aviation markets.”

At September 30, 2020, the Company had $12.6 million of cash on hand. On September 4, 2020, the Board of Directors declared a special cash dividend in the amount of $0.65 per share, or approximately $11.2 million, which was paid on October 1, 2020, and which appears as a dividend payable on the September 30, 2020, balance sheet, offset by a corresponding restricted cash . Net cash flows from operating activities were $2.2 million for the year, with $1.6 million of the total realized in the fourth quarter.

New orders in the fourth quarter of fiscal 2020 were over $3.4 million and backlog as of September 30, 2020, was $3.6 million. Backlog excludes potential future sole-source production orders from the Pilatus PC-24, the KC-46A and the Textron King Air 360 and King Air 260 ThrustSense® Autothrottle programs, all of which are currently in production. The Company expects these programs to remain in production for multiple years and that these contracts will add to production sales already in backlog.

Full Year Results

Total sales for the fiscal year ended September 30, 2020, were $21.6 million, an increase of 23% from $17.6 million for full year 2019. The Company reported fiscal 2020 net income of $3.3 million, or $0.19 per share, an increase over $1.9 million, or $0.11 per share, for fiscal 2019.

Conference Call

The Company will be hosting a conference call on Thursday, December 10, 2020, at 10:00 a.m. ET to discuss these results and the Company’s business outlook and product development. Please use the following dial-in number to register your name and company affiliation for the conference call: 844-739-3798 and ask to be joined into the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Autothrottle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	September 30,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$12,603,967	$22,416,830
Restricted cash	11,180,900	-
Accounts receivable	4,369,111	2,348,537
Contract asset	-	80,182
Inventories	4,291,335	4,470,694
Prepaid expenses and other current assets	675,109	642,049

Total current assets	33,120,422	29,958,292

Property and equipment, net	8,175,872	8,444,692
Other assets	249,543	154,041

Total assets	$41,545,837	$38,557,025

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$790,892	$1,079,073
Dividends payable	11,180,900	-
Accrued expenses	1,361,960	1,110,918
Contract liability	313,365	29,231

Total current liabilities	13,647,117	2,219,222

Non-current deferred income taxes	129,689	129,651

Total liabilities	13,776,806	2,348,873

Commitments and contingencies	-	-

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2020 and 2019	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,310,835 and 19,005,487 issued at September 30, 2020 and 2019, respectively	19,311	19,006

Additional paid-in capital	51,458,787	51,987,096
(Accumulated deficit) retained earnings	(2,340,530)	5,570,587
Treasury stock, at cost, 2,096,451 shares at September 30, 2020 and at September 30, 2019	(21,368,537)	(21,368,537)

Total shareholders' equity	27,769,031	36,208,152

Total liabilities and shareholders' equity	$41,545,837	$38,557,025

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2020	2019	2020	2019
Sales	$6,295,017	$4,801,988	$21,595,199	$17,572,589

Cost of sales	2,784,532	1,942,734	9,793,224	7,676,119

Gross profit	3,510,485	2,859,254	11,801,975	9,896,470

Operating expenses:
Research and development	706,537	522,427	2,955,976	2,489,806
Selling, general and administrative	1,586,461	1,463,794	6,100,545	5,877,920
Total operating expenses	2,292,998	1,986,221	9,056,521	8,367,726

Operating income	1,217,487	873,033	2,745,454	1,528,744

Interest income	2,592	101,672	154,950	249,620
Other income	15,737	16,423	60,497	73,737

Income before income taxes	1,235,816	991,128	2,960,901	1,852,101

Income tax (benefit) expense	(8,096)	(5,989)	(308,882)	1,805

Net income	$1,243,912	$997,117	$3,269,783	$1,850,296

Net income per common share:
Basic	$0.07	$0.06	$0.19	$0.11
Diluted	$0.07	$0.06	$0.19	$0.11

Weighted average shares outstanding:
Basic	16,964,059	16,888,692	16,939,302	16,867,550
Diluted	17,164,525	17,074,825	17,114,191	16,942,447